Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended December 31, 2020 of Sierra Metals Inc. (the Company) of our report dated March 15, 2021, relating to the consolidated financial statements, which appears in this 40-F.

/s/PricewaterhouseCoopers.LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 15, 2021

PricewaterhouseCoopers LLP

99 Bank Street, Suite 710, Ottawa, Ontario, Canada K1P 1E4

T: +1 613 237 3702, F: +1 613 237 3963, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.